Exhibit 23(a)




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement (File No. 33-49801) on Form S-3 covering 2,372,531 shares of Baltimore Gas and Electric Company (BGE) common stock (without par value) in connection with BGE's Shareholder Investment Plan (the "Registration Statement") of our report dated January 21, 1998, on our audits of the consolidated financial statements and financial statement schedule included on Form 10-K of Baltimore Gas and Electric Company and Subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997.

We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.



                                                /s/ PricewaterhouseCoopers LLP
                                                -------------------------------
                                                    PricewaterhouseCoopers LLP


Baltimore, Maryland
December 14, 1998